EXHIBIT 23.3

                                 JAY HOWARD LINN
                           Certified Public Accountant
                               1160 KANE CONCOURSE
                                    SUITE 205
                        BAY HARBOR ISLAND, FLORIDA 33154
                                    --------

                            TELEPHONE: (305) 866-8700
                               FAX: (305) 866-8782



                         CONSENT OF INDEPENDENT AUDITORS


         I consent to the reference to my firm, Jay Howard Linn, Certified Public Accountant, under the caption "Expert," and to the use of my report dated April 25, 1996, on the balance sheet of Orthopedic Products, Inc., as of September 30, 1995 and 1994, and the related statements of operations and retained earnings and cash flows for the years ended September 30, 1995 and 1994, in the Registration Statement of The Lehigh Group Inc. on Form S-4 dated September 9, 1996 and the related Prospectus.


                                                     /s/ Jay Howard Linn
                                                     -------------------
                                                     Jay Howard Linn


Bay Harbor Islands, Florida
September 13, 1996